UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2025
Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 573-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value	RGLD	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously announced, on July 6, 2025, Royal Gold, Inc., a Delaware corporation (“Royal Gold”), and its wholly owned subsidiary International Royalty Corporation, a Canadian corporation (“IRC”), entered into an arrangement agreement (the “Sandstorm Agreement”) with Sandstorm Gold Ltd., a British Columbia corporation (“Sandstorm”), pursuant to which, on the terms and subject to the conditions set forth therein, Royal Gold agreed to acquire Sandstorm in an all-stock transaction, subject to satisfaction of certain closing conditions. Also on July 6, 2025, Royal Gold and IRC entered into an arrangement agreement (the “Horizon Agreement”) with Horizon Copper Corp., a British Columbia corporation (“Horizon”), pursuant to which, on the terms and subject to the conditions set forth therein, Royal Gold agreed to acquire Horizon in an all-cash transaction, subject to satisfaction of certain closing conditions.
On October 20, 2025, pursuant to the previously announced plans of arrangement under the Business Corporations Act (British Columbia) (the “Sandstorm Plan of Arrangement” and the “Horizon Plan of Arrangement,” respectively), Royal Gold completed the acquisitions of Sandstorm and Horizon (the “Sandstorm Arrangement” and the “Horizon Arrangement,” respectively).
Item 2.01     Completion of Acquisition or Disposition of Assets
Sandstorm Arrangement
Upon consummation of the Sandstorm Arrangement, as contemplated in the Sandstorm Plan of Arrangement:
•IRC acquired all of the issued and outstanding common shares of Sandstorm (the “Sandstorm Common Shares”);
•Sandstorm shareholders received 0.0625 of a share of common stock, par value $0.01 per share, of Royal Gold (the “Royal Gold Common Stock”), in exchange for each Sandstorm Common Share held;
•options to purchase an aggregate of 11,372,748 Sandstorm Common Shares outstanding immediately prior to the effective time of the Sandstorm Arrangement (the “Sandstorm Effective Time”) fully vested and became exercisable to purchase an aggregate of 710,780 shares of Royal Gold Common Stock;
•each Sandstorm restricted share right outstanding immediately prior to Sandstorm Effective Time fully vested and was settled by Sandstorm for Sandstorm Common Shares and each resulting Sandstorm Common Share was exchanged for Royal Gold Common Shares as described above; and
•each Sandstorm performance share right outstanding immediately prior to the Sandstorm Effective Time fully vested and was transferred to Sandstorm (and then cancelled) in exchange for a cash payment from Sandstorm, resulting in payments of C$10.3 million in the aggregate.
Persons who were shareholders of Royal Gold immediately prior to the Sandstorm Effective Time own approximately 77.5% of the combined company, and persons who were shareholders of Sandstorm immediately prior to the Sandstorm Effective Time own approximately 22.5% of the combined company, in each case on a fully diluted basis.
The foregoing summary of the Sandstorm Arrangement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Sandstorm Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Sandstorm Agreement and the above description of the Sandstorm Arrangement have been included to provide investors and securityholders with information regarding the terms of the Sandstorm Agreement and the Sandstorm Arrangement. They are not intended to provide any other factual information about Royal Gold, Sandstorm or their respective subsidiaries. The representations, warranties and covenants contained in the Sandstorm Agreement were made only for purposes of the Sandstorm Agreement and as of specific dates, were solely for the benefit of the parties to the Sandstorm Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Royal Gold, Sandstorm or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Sandstorm Agreement, which subsequent information may or may not be fully reflected in public disclosures by Royal Gold or Sandstorm.
Horizon Arrangement
Upon consummation of the Horizon Arrangement, as contemplated in the Horizon Plan of Arrangement:
•IRC acquired all of the issued and outstanding common shares of Horizon (the “Horizon Common Shares”), other than the Horizon Common Shares held by Sandstorm;
•each Horizon shareholder (other than Sandstorm) received C$2.00 in cash (the “Horizon Consideration”) for each Horizon Common Share held by such shareholder, or C$127.0 million in the aggregate;
•each option or warrant to purchase Horizon Common Shares outstanding immediately prior to the effective time of the Horizon Arrangement (the “Horizon Effective Time”) was transferred to Horizon (and then cancelled) in exchange for a cash payment in the amount by which the Horizon Consideration exceeded the applicable exercise price, multiplied by the number of Horizon Common Shares to which the option or warrant related, resulting in payments of C$45.3 million in the aggregate; and
•each Horizon restricted share right outstanding immediately prior to the Horizon Effective Time was transferred to Horizon (and then cancelled) in exchange for a cash payment from Horizon, resulting in payments of C$3.1 million in the aggregate.
The foregoing summary of the Horizon Arrangement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Horizon Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.
The Horizon Agreement and the above description of the Horizon Arrangement have been included to provide investors and securityholders with information regarding the terms of the Horizon Agreement and the Horizon Arrangement. They are not intended to provide any other factual information about Royal Gold, Horizon or their respective subsidiaries. The representations, warranties and covenants contained in the Horizon Agreement were made only for purposes of the Horizon Agreement and as of specific dates, were solely for the benefit of the parties to the Horizon Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Royal Gold, Horizon or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Horizon Agreement, which subsequent information may or may not be fully reflected in public disclosures by Royal Gold or Horizon.
Item 3.02     Unregistered Sales of Equity Securities
Effective as of the Sandstorm Effective Time, 18,567,092 shares of Royal Gold Common Stock were authorized to be issued to Sandstorm shareholders entitled to receive such shares pursuant to the Sandstorm Agreement. The securities to be issued pursuant to the Sandstorm Agreement were issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements under the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval. Following a hearing that was open to any person entitled to receive any securities of Royal Gold pursuant to the Sandstorm Agreement and the Sandstorm Plan of Arrangement, the Supreme Court of British Columbia on October 15, 2025 approved the Sandstorm Arrangement and determined that the Sandstorm Arrangement was procedurally and substantively fair and reasonable to those parties affected by the Sandstorm Arrangement, including all persons who were entitled to receive securities of Royal Gold pursuant to the Sandstorm Agreement and Sandstorm Plan of Arrangement.

Item 7.01     Regulation FD Disclosure
On October 20, 2025, Royal Gold issued a press release announcing the completion of the Sandstorm Arrangement and the Horizon Arrangement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.
The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by reference to such filing.
Item 9.01     Financial Statements and Exhibits
(a) Financial Statements
The financial statements of Sandstorm as of December 31, 2024 and December 31, 2023 were previously filed as part of the definitive proxy statement (the “Proxy Statement”) filed by Royal Gold with the SEC on September 2, 2025, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.
The unaudited financial statements of Sandstorm as of and for the three and six months ended June 30, 2025 were previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.
The financial statements of Horizon as of December 31, 2024 and December 31, 2023 were previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.
The unaudited financial statements of Horizon as of and for the three and six months ended June 30, 2025 were previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.
(b) Pro Forma Financial Information
The unaudited pro forma financial information of Royal Gold for the year ended December 31, 2024 and the six months ended June 30, 2025 was previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.
(d) Exhibits

Exhibit No.	Description
2.1*
Arrangement Agreement, dated as of July 6, 2025, by and among Royal Gold, Inc., International Royalty Corporation, and Sandstorm Gold Ltd. (incorporated by reference to Exhibit 2.1 to Royal Gold’s Current Report on Form 8-K filed on July 10, 2025)

2.2*
Arrangement Agreement, dated as of July 6, 2025, by and among Royal Gold, Inc., International Royalty Corporation, and Horizon Copper Corp. (incorporated by reference to Exhibit 2.2 to Royal Gold’s Current Report on Form 8-K filed on July 10, 2025)

99.1	Press Release dated October 20, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Royal Gold agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.

Date: October 21, 2025	By:	/s/ David R. Crandall
		Name:	David R. Crandall
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer